Exhibit 10.2
AGREEMENT REGARDING REDEMPTION OF WARRANTS AND EXERCISE
OF STOCK PURCHASE RIGHT
     This Agreement Regarding Redemption of Warrants and Exercise of Stock Purchase Right (“Agreement”) is dated as of the 1st day of July, 2008 (the “Effective Date”) by and among (i) MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and (ii) Deerfield Private Design Fund, L.P., a Delaware limited partnership (“Deerfield Design”), Deerfield Private Design International, L.P., a British Virgin Islands limited partnership (“Deerfield Design International”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“Deerfield Special Situations”), Deerfield Special Situations Fund International Limited, a British Virgin Islands limited company (“Deerfield Special Situations International” and collectively with Deerfield Design, Deerfield Design International and Deerfield Special Situations, the “Deerfield Entities”), Kef Pharmaceuticals, Inc., a Delaware corporation (“Kef”), Lex Pharmaceuticals, Inc., a Delaware corporation (“Lex”), and Deerfield Management, L.P., a Delaware limited partnership (“Deerfield Management”).
     WHEREAS, the Company has entered into (i) the Asset Purchase Agreement, dated November 7, 2007, by and between the Company and Kef, (ii) the Asset Purchase Agreement, dated November 7, 2007, by and between the Company and Lex, (iii) the Stock Purchase Agreement, dated November 7, 2007, among the Company, Kef, the Deerfield Entities and Deerfield Management (the “Kef SPA”), (iv) the Stock Purchase Agreement, dated November 7, 2007, among the Company, Lex, the Deerfield Entities and Deerfield Management (the “Lex SPA”), (v) the Inventory Consignment Agreement, dated November 7, 2007, by and between the Company and Kef, (vi) the Registration and Trademark License Agreement, dated November 7, 2007, by and between the Company and Lex, (vii) the Regulatory Responsibility Agreement, dated November 7, 2007, by and between the Company and Lex, (viii) the Keflex Products Transition Agreement, dated November 7, 2007, by and between the Company and Kef, (ix) the Contingent Manufacturing Assignment, dated November 7, 2007, between the Company and Lex, and (x) the Registration Rights Agreement, dated November 7, 2007, by and among the Company and the Deerfield Entities (collectively with the Deerfield Warrants (as defined below), the “Deerfield Agreements”); and
     WHEREAS, on November 7, 2007, the Company issued to the Deerfield Entities warrants (the “Deerfield Warrants”) to purchase an aggregate of 3,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) at an exercise price of $1.34 per Warrant Share; and
     WHEREAS, pursuant to the terms of the Deerfield Warrants, in the event of a Major Transaction (as defined in the Deerfield Warrants), the Deerfield Entities have the right to require the Company to redeem all of the outstanding Deerfield Warrants;
     WHEREAS, pursuant to a Securities Purchase Agreement (the “EGI SPA”) to be entered into contemporaneously with the execution of this Agreement, and as may be amended from time to time, by and between the Company and EGI-MBRK,

L.L.C., a Delaware limited liability company (“EGI”), the Company proposes to issue and sell to EGI, and EGI proposes to purchase from the Company, for an aggregate purchase price of $99,999,999 (the “EGI Financing”), (i) 30,303,030 shares of Common Stock and (ii) a warrant to purchase an aggregate of 12,121,212 shares of Common Stock.
     NOW, THEREFORE, in order to induce the Company and EGI to enter into the EGI SPA, the parties hereto agree as follows:
1.	Purchase of Kef and Lex. On or prior to the consummation of the EGI Financing pursuant to the terms of the EGI SPA (the “EGI Closing”), the Company shall exercise the Stock Purchase Right (in each case as Stock Purchase Right is defined in Section 2.1 of the Kef SPA and the Lex SPA, respectively) pursuant to the terms of the Kef SPA and the Lex SPA, respectively.
2.	Deerfield Warrants. The Deerfield Entities and the Company agree, notwithstanding anything to the contrary set forth in the Deerfield Warrants and to the extent the provisions of this Agreement are inconsistent with any provision of the Deerfield Warrants, such provision shall be deemed to be amended by the provisions of this Section 2, that:
2.1	The EGI Financing shall constitute a “Major Transaction” pursuant to Section 5(c)(i)(D) of the Deerfield Warrants and the execution of this Agreement shall constitute notice of such proposed Major Transaction as contemplated by Section 5(c)(iii) of the Deerfield Warrants.
2.2	Except as hereinafter provided, each of the Deerfield Entities hereby irrevocably exercises its option pursuant to Section 5(c)(i) of the Deerfield Warrants to require the Company to redeem, upon the occurrence of the EGI Closing, all the outstanding Deerfield Warrants for an aggregate redemption price equal to $8,814,000 (the “Aggregate Redemption Price”), and the execution of this Agreement by the Deerfield Entities shall constitute the redemption notice contemplated by Section 5(c)(iii) of the Deerfield Warrants; provided, however, that the Deerfield Entities shall be entitled to revoke such exercise upon the earlier of (i) the termination of the EGI SPA and (ii) December 31, 2008. The Deerfield Entities hereby represent and warrant to the Company that they hold all of the issued and outstanding Deerfield Warrants and that, immediately following the EGI Closing, all of the issued and outstanding Deerfield Warrants will have been redeemed by the Company pursuant to the terms of this Agreement.

2.3	Upon the occurrence of the EGI Closing, the Company shall cause EGI to pay to the Deerfield Entities (i) the Aggregate Redemption Price and (ii) to the extent not previously paid by the Company, the Purchase Price (in each case as Purchase Price is defined in Section 2.3(a) of the Kef SPA and Lex SPA, respectively) due to the Deerfield Entities upon the Closing of the Kef SPA and the Lex SPA (in each case as Closing is defined in Section 2.6 of the Kef SPA and Lex SPA, respectively), and the Deerfield Entities shall accept such payments from EGI as if paid by the Company.

2.4	Notwithstanding the provisions of Section 5(c)(iv) of the Deerfield Warrants, the Company shall not be required to place the Aggregate Redemption Price in an escrow account with an independent escrow agent three Business Days prior to the EGI Closing.
3.	Deerfield Voting Agreement. Simultaneously with the execution of this Agreement, each of the Deerfield Entities (other than Deerfield Management, L.P.) as well as Deerfield Partners, L.P. and Deerfield International Limited shall enter into the Voting Agreement in the form attached hereto as Exhibit A.
4.	Termination of this Agreement. This Agreement shall automatically terminate on the earlier of (a) the termination of the EGI SPA pursuant to its terms or (b) the agreement of the parties hereto to terminate this Agreement; provided, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against the other party hereto for such party’s breach of any of the terms of this Agreement. Deerfield Management may terminate this Agreement upon written notice to the Company if there shall have occurred a material breach by the Company of any of the Deerfield Agreements, which breach is not cured prior to the EGI Closing.
5.	Termination of Deerfield Agreements. The parties hereby acknowledge and agree that, following the latest of (i) the receipt by the Deerfield Entities of the Aggregate Redemption Price, (ii) the Closing (as defined in the Kef SPA) and (iii) the Closing (as defined in the Lex SPA), each of the Deerfield Agreements shall terminate and there shall be no further rights or obligations of any party to any Deerfield Agreement with respect thereto.
6.	Miscellaneous.
6.1	Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer upon any other person any rights or remedies hereunder other than EGI, which shall be a third party beneficiary hereof.
6.2	Successors and Assigns. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.3	Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(i)	if to the Company:

20425 Seneca Meadows Parkway
Germantown, Maryland 20876
	Attention:	Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
	Facsimile:	(301) 944-6700

with a copy to

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York
	Attention:	Frederick W. Kanner, Esq.
	Facsimile:	(212) 259-6333

(ii)	if to the Deerfield Entities:

Deerfield Management L.P.
780 3rd Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile: (212) 599-1248

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: David J. Clark
Facsimile: (704) 373-3990
6.5	Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.6	Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.7	No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

6.8	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware, without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and the Federal courts of the United States of America located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT

COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.9	Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

6.10	Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.11	Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6.12	Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:	/s/ Edward M. Rudnic
	Name:	Edward M. Rudnic, Ph.D.
	Title:	President & Chief Executive Officer

[Signature Page to Deerfield Agreement]

DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	Deerfield Capital, L.P.

By:	J.E. Flynn Capital LLC,
General Partner

By:	/s/ James E. Flynn

James E. Flynn, Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	Deerfield Capital, L.P.

By:	J.E. Flynn Capital LLC,
General Partner

By:	/s/ James E. Flynn

James E. Flynn, Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P.

By:	J.E. Flynn Capital LLC,
General Partner

By:	/s/ James E. Flynn

James E. Flynn, Authorized Signatory
[Signature Page to Deerfield Agreement]

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	Deerfield Management Company

By:	Flynn Management LLC,
General Partner

By:	/s/ James E. Flynn

James E. Flynn, Authorized Signatory

LEX PHARMACEUTICALS, INC.

By:	/s/ Jeff Kaplan

Name: Jeff Kaplan Title: Treasurer/Secretary

KEF PHARMACEUTICALS, INC.

By:	/s/ Jeff Kaplan

Name: Jeff Kaplan
Title: Treasurer/Secretary

DEERFIELD MANAGEMENT, L.P.

By:	/s/ James Flynn

Name: James Flynn
Title: General Partner
[Signature Page to Deerfield Agreement]